EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ventana Medical Systems, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ending March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Nicholas Malden, Senior Vice President, Chief Financial Officer, and Secretary of the Company hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 28, 2006

/S/ NICHOLAS MALDEN
Nicholas Malden
Senior Vice President, Chief Financial Officer, and Secretary